Exhibit 1.1

$200,000,000

HELIX ENERGY SOLUTIONS GROUP, INC.

UNDERWRITING AGREEMENT

6.75% Convertible Senior Notes due 2026

August 11, 2020

Wells Fargo Securities, LLC
Evercore Group L.L.C.
As Representatives of the
several Underwriters listed
in Schedule I hereto

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Evercore Group L.L.C.
55 East 52nd Street
New York, NY 10055

Ladies and Gentlemen:

Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $200,000,000 aggregate principal amount of its 6.75% Convertible Senior Notes due 2026 (the “Notes”).  The Notes shall be convertible into shares of common stock, no par value, of the Company (the “Common Stock”), cash, or a combination of shares of Common Stock and cash, at the Company’s election, based on an initial conversion rate of 143.3795 shares of Common Stock per $1,000 principal amount of Notes, as described in the Prospectus, defined below.  The shares of Common Stock issuable, if any, upon conversion of the Notes are referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares hereinafter are referred to collectively as the “Securities.” The Notes will be issued under an indenture (the “Base Indenture”), to be dated as of August 14, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, to be dated as of August 14, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  The Notes are described more fully in the Prospectus.

In connection with the offering of the Notes, the Company and certain financial institutions, which may include one or more of the Underwriters and/or their affiliates and/or other financial institutions (the “Capped Call Counterparties”), are separately entering into privately negotiated capped call options transactions pursuant to capped call option confirmations dated as of the date hereof (the “Capped Call Confirmations”).

The Company hereby confirms its agreement with the Representatives concerning the purchase and sale of the Notes as follows:

1.          Representations and Warranties.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)          Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-234325), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and including any required information deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) after the date and time that this agreement (the “Agreement”) is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.  All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(b)          Disclosure Package.  The term “Disclosure Package” shall mean (A) any Preliminary Prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined under Rule 433 of the Securities Act, if any, identified in Schedule II hereto (each, an “Issuer Free Writing Prospectus”); (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Final Term Sheet (as defined herein), which also shall be identified in Schedule II hereto.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than a communication referred to in clauses (A), (B), (C), (D) and (E) above.  As of 11:50 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), and as of the Closing Date (as hereinafter defined), the Disclosure Package did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of each time of broadcast, and as of the Closing Date, each electronic road show, when taken together as a whole with the Disclosure Package, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Disclosure Package or each electronic road show based upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(c)          Registration Statement, Prospectus and Incorporated Documents.  As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture complied, complies or will comply in all material respects with the applicable provisions under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee, (ii) the Underwriter Information, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act.  The documents that are incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose or pursuant to Section 8A of the Securities Act.

(d)          Not An Ineligible Issuer. (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(e)          Issuer Free Writing Prospectus.  No Issuer Free Writing Prospectus (including the Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, any Preliminary Prospectus or the Prospectus, that had not or has not been superseded or modified.  If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.  Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby).  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule II hereto.

(f)          Well Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) under the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, under Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption under Rule 163 under the Securities Act, and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(g)          Indenture.  The Indenture has been duly authorized by the Company and, on the Closing Date, will have been (i) duly qualified under the Trust Indenture Act and (ii) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies.  The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h)          Notes.  The Notes have been duly and validly authorized for issuance and sale by the Company, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies. The delivery of the Notes being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Notes being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance, other than any liens, encumbrances, claims or defects in title created by the Underwriters or as a result of any action or status of the noteholder. The Notes conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i)          Conversion Shares.  The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be fully paid and nonassessable, and the issuance of the Conversion Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe or purchase securities of the Company or any subsidiary of the Company.  The Conversion Shares conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. At the Closing Date, the Company will have duly reserved for issuance upon conversion of the Notes a number of Conversion Shares (such number of Conversion Shares, the “Maximum Number of Conversion Shares”) sufficient to settle the conversion of all Notes to be sold hereunder at the initial “Conversion Rate” (as defined in the Indenture) plus the maximum number of “make-whole” shares per $1,000 principal amount of Notes set forth in the Indenture, assuming all the Notes sold hereunder were converted by a single person pursuant to “Physical Settlement” (as defined in the Indenture).

(j)          Capped Call Confirmations. The Capped Call Confirmations have been duly and validly authorized by the Company. When executed and delivered by the Company and the Capped Call Counterparties party thereto, the Capped Call Confirmations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies.  All actions required to be taken by the Company for the consummation by the Company of the transactions contemplated by the Capped Call Confirmations will have been duly and validly taken by it by the Closing Date.

(k)          Independent Accountants.  The accountants whose reports appear in the Registration Statement, the Disclosure Package and the Prospectus or are incorporated by reference therein, are, and during the periods covered by such reports were, registered independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board.

(l)          Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the entities to which they relate at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X.  The summary financial data and selected financial data included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus.  Any information contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)          No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated, or incorporated by reference, therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those that are in the ordinary course, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has been no obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company or its subsidiaries, which is material to the Company and its subsidiaries considered as one enterprise, (iv) other than the issuance of Securities issued pursuant to the Equity Plans (as defined herein) or the forfeitures of Securities upon a vesting or exercise of any Awards (as defined herein) issued pursuant to the Equity Plans in full or partial payment of taxes or tax withholding obligations, there have been no changes in the authorized or outstanding capital stock of the Company or its subsidiaries, (v) there have been no material changes in the outstanding indebtedness of the Company, and (vi) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(m)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Texas) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(n)          Good Standing of Subsidiaries.  Each Material Subsidiary of the Company identified as such on Schedule IV has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Company are the subsidiaries listed on Schedule V hereto and Schedule V accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary.  The Company has identified its Material Subsidiaries on Schedule IV.

(o)          Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable.  None of the Company’s outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights and no further approval or authority of the Company’s stockholders or the Company’s Board of Directors is required for the issuance and sale of the Securities; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(p)          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(q)          Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its organizational and governing documents (the “Organizational Documents”) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject (collectively, the “Company Documents”), except in the case of Company Documents for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Capped Call Confirmations and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes, the conversion thereof in accordance with the terms of the Indenture and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture, the Notes and the Capped Call Confirmations do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or repayment event under, or result in the creation or imposition of any lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or liens, encumbrances, equities or claims (“Liens”) that would not result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations in clause (ii) that would not result in a Material Adverse Effect.

(r)          Absence of Labor Dispute.  No labor disputes with the employees of the Company or any subsidiary of the Company exist or, to the knowledge of the Company, are threatened or imminent that are reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of the subsidiaries plans to terminate employment with the Company or any of the subsidiaries that are reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Capped Call Confirmations, or the performance by the Company of its obligations under this Agreement or the Capped Call Confirmations; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(t)          Accuracy of Descriptions and Exhibits.  There are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required by the Securities Act to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to any document incorporated by reference therein which have not been so described and filed as required. Each description of a document, contract, permit or instrument in the Registration Statement, the Disclosure Package or the Prospectus accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument.

(u)          Statements.  The statements set forth in the Prospectus under the captions “Description of Notes,” “Description of Our Debt Securities” and “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the Securities, and under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair. The statements set forth in the Prospectus under the caption “Description of Capped Call Transactions” insofar as they purport constitute a summary of the terms of the Capped Call Confirmations are accurate and fair.

(v)          Possession of Intellectual Property.  The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and as proposed to be conducted, except where failure to own or possess or have the right to use would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(w)          Absence of Further Requirements.  (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company, (iii) no waiver or consent under any existing Company Document, and (iv) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the issuance and sale of the Notes, the conversion of the Notes in accordance with the Indenture and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement, the Indenture, the Notes and the Capped Call Confirmations, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, except such as have been obtained or made by the Company and are in full force and effect or as may be required by the federal securities laws or by Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Notes.

(x)          Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess such Governmental Licenses would not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, reasonably be expected to result in a Material Adverse Effect.

(y)          Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens, except such Liens as (a) are described in the Registration Statement, the Disclosure Package and the Prospectus or (b) would not or would not reasonably be expected to, individually or in the aggregate, materially affect the value of such property and would not or would not reasonably be expected to interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

(z)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Notes,  the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus and the transactions contemplated by the Capped Call Confirmations, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)          Rated Securities.  Neither the Company nor any of its subsidiaries has any preferred stock or debt securities that are rated by any “nationally recognized statistical rating organization,” as such term for purposes of Section 3(a)(62) of the Exchange Act.

(bb)          Environmental Laws.  Except as described in the Registration Statement, the Disclosure Package or the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally enforceable governmental policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required to be obtained by them for their respective operations under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)          Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement under the Securities Act or, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(dd)          Forward-Looking Statements.  No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Disclosure Package or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(ee)          NYSE.  The Common Stock is listed on the New York Stock Exchange (the “NYSE”) and is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(ff)          Tax Returns.  The Company and its subsidiaries have filed in a timely manner all foreign, federal, state and local tax returns that are required to be filed by them through the date hereof or have properly requested and have been granted extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, there is no tax deficiency that, to the knowledge of the Company, has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(gg)          Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for except for claims which would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)          Accounting Controls and Disclosure Controls.  The Company and its subsidiaries maintain and have maintained effective internal controls over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (2) no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.  The Company and its subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ii)          Stock Options and Other Equity Incentive Grants.  With respect to stock options or other equity incentive grants (collectively, “Awards”) granted pursuant to Company’s equity-based compensation plans (the “Equity Plans”), (i) all stock options have been granted with a per-share exercise price that is either (x) at least equal to the fair market value of a share of Common Stock as of the date of such grant, or (y) at least equal to the five-day average closing stock price of a share of Common Stock prior to the date of such grant, (ii) each such grant was made in compliance in all material respects with such Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.

(jj)          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)          Absence of Manipulation.  Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company, nor any of its directors, officers, affiliates or controlling persons, has taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(ll)          Statistical, Demographic or Market-Related Data.  Any statistical, demographic or market-related data included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and all such data included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus accurately reflect the materials upon which they are based or from which they were derived.  The Company has obtained the written consent for the use of such data from such sources to the extent necessary or as required.

(mm)          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably believed by the Company to be adequate in all material respects for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(nn)          Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person, in each case, while acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or antibribery laws, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)          No Conflicts with Sanctions Laws.  Neither the Company, nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, or any of its subsidiaries located, organized or resident in a country or territory that is itself the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not, directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that would reasonably be likely to result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(qq)          No Criminal Proceedings.  To the knowledge of the Company, none of the current directors or officers of the Company is subject to prior regulatory, criminal or bankruptcy proceedings in the U.S.  or elsewhere.

(rr)          Lending Relationship.  Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus or set forth in the Credit Agreement dated June 30, 2017 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, and the other lender parties named thereto; (i) neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any Underwriter, and (ii) the Company does not intend to use any of the proceeds from the sale of the Notes to repay any debt owed to any Underwriter or any affiliate thereof.

(ss)          Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Notes to be sold by the Company to the Underwriters hereunder (other than any taxes, duties or charges that have been paid, or will be promptly paid, by the Company).

(tt)          Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

(uu)          ERISA.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) “no reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(vv)          No Other Contracts.  Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Representatives for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(ww)          FINRA Matters.  All of the information provided to the Representative or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct. To the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no director or officer of the Company has any association with any FINRA member.

(xx)          No Prohibition on Dividends by Subsidiaries.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no significant subsidiary (within the meaning of Regulation S-X under the Exchange Act) of the Company is prohibited, directly or indirectly, from paying any dividends or making any other distributions on such subsidiary’s capital stock, from repaying any debt owed to the Company or any of its other subsidiaries, or from transferring any of its property or assets to the Company or any of its other subsidiaries.

(yy)          Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.          Purchase, Sale and Delivery of the Notes.

(a)          The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 96.75% of the principal amount thereof plus accrued interest, if any, from August 14, 2020.

(b)          The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(c)          Payment for and delivery of the Notes will be made at the offices of Latham & Watkins LLP, 811 Main Street, Houston, Texas 77002 at 10:00 a.m., New York City time, on August 14, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)          Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

3.          Agreements.  The Company covenants and agrees with each Underwriter that:

(a)          During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representatives a reasonable amount of time in advance of filing.  Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR.  The Company will advise the Representatives promptly (i) when any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package, the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus of the Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(b)          Ongoing Compliance.  If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to the purchaser, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Notes, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c)          Earnings Statement.  The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (which need not be audited) that satisfies the provisions of, and that provides the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(d)          Delivery of Copies.  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e)          Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representatives may reasonably designate, and will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required (i) to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified, (ii) to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject, or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)          Lock-Up.  During the period of 60 days from the date of this Agreement, without the prior written consent of Wells Fargo Securities, LLC and Evercore Group L.L.C., the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below) or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than (a) the sale of Notes as contemplated by this Agreement, (b) the issuance of the Conversion Shares, (c) the Company’s issuance of Common Stock upon (I) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (II) the exercise of currently outstanding options or the vesting of restricted stock or restricted stock units outstanding on the date hereof; (III) the exercise of currently outstanding warrants; and (IV) grants of employee or director options or restricted stock under, or the issuance and sale of shares pursuant to, employee or director equity-based plans in effect on the date hereof, each as described in the Disclosure Package and the Prospectus, (d) the entry by the Company into, and its exercise of rights and performance of obligations under, and the consummation of the transactions contemplated by, the Capped Call Confirmations, and (e) any repurchases of the Company's 4.25% Convertible Senior Notes due 2022 and 4.125% Convertible Senior Notes due 2023.  As used herein, “Relevant Security” means the Common Stock, any other equity security of the Company or any of its Subsidiaries or any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.  The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.  The Company agrees to cause each officer and director of the Company set forth on Schedule VI hereto to furnish to the Representatives, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(g)          Final Term Sheet.  The Company will prepare a final term sheet containing a description of the Notes and the offering contemplated hereby, in a form approved by the Representatives and contained in Schedule III of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).

(h)          Issuer Free Writing Prospectus.  The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(g) above.

(i)          Additional Documents Filed or Incorporated by Reference.  The Company agrees that any further documents filed and incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and will not, when such documents are so filed, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)          Renewals.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 90 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k)          Commission Notice.  If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l)          Filing Fee.  The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act, without regard to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act, and in any event prior to the Closing Date.

(m)          Use of Proceeds.  The Company will apply the net proceeds from the sale of the Notes substantially as described in each of the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(n)          No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes or the Common Stock.

(o)          Reports.  So long as the Notes are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(p)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)          Reservation of the Conversion Shares.  The Company will, at all times, reserve and keep available, free of preemptive rights, the Maximum Number of Conversion Shares.

(r)          Listing of the Conversion Shares.  The Company will use its commercially reasonable efforts to list, within 30 days from the Closing Date, subject to notice of issuance if applicable, the Maximum Number of Conversion Shares, on the NYSE.  The Company will use its commercially reasonable efforts to maintain the listing of such Maximum Number of Conversion Shares on the NYSE.

(s)          DTC. The Company will use commercially reasonable efforts to assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through DTC.

4.          Conditions to the Obligations of the Underwriters.

(a)          The obligations of the Underwriters to purchase the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i)          no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Notes are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

(ii)          the Company shall have filed any Preliminary Prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii)          the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b);

(iv)          subsequent to the date of the most recent financial statements presented in the Prospectus, there has been no Material Adverse Effect except as set forth in the Registration Statement, Disclosure Package or the Prospectus; and

(v)          all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, no event or condition of a type described in Section 1(l) shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(c)          Company Counsel Opinions.  On the Closing Date, the Representatives shall have received:

(i)          The opinion and negative assurance letter of Baker Botts L.L.P., counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(ii)          The opinion of Maslon LLP, Minnesota counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(iii)          The opinion of Pinsent Masons LLP, Scottish counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(iv)          The opinion of Loyens & Loeff Luxembourg SARL, Luxembourg counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(v)          The opinion of Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(vi)          The opinion of Ken Neikirk, Senior Vice President, General Counsel and Corporate Secretary of the Company, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

(d)          Opinion of Counsel for the Underwriters.  The Representatives shall have received the opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

(e)          Certificate.  On the Closing Date, the Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer of the Company and a principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the they have carefully examined the Disclosure Package, each electronic road show, the Prospectus and this Agreement and that:

(i)          the representations and warranties of the Company set forth in this Agreement are true and correct on and as of the Closing Date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects;

(ii)          no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and

(iii)          subsequent to the date of the most recent financial statements in the Disclosure Package and the Prospectus, there has been no Material Adverse Effect except as set forth in the Disclosure Package, the Prospectus or as described in such certificate.

(f)          KPMG LLP Comfort Letters.  On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, letters, dated the date hereof and the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters but only with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Disclosure Package and the Prospectus.

(g)          Lock-up Agreements.  At or prior to the date hereof, the Representatives shall have received from each of the officers and directors listed on Schedule VI hereto an executed Lock-Up Agreement in the form of Exhibit A hereto.

(h)          Additional Documents.  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)          Disclosure.  There shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)          NYSE.  The Maximum Number of Conversion Shares have been approved for listing on the NYSE, subject to notice of issuance.

(k)          Indenture.  The Indenture has been executed and delivered by each party thereto and an executed copy thereof shall have been provided to the Representatives.

(l)          No Default.  No “Default” or “Event of Default” shall have occurred and be continuing under the Indenture.

(m)          No Adjustment to Conversion Rate.  No event shall have occurred from the date hereof until the Closing Date that would, if the Notes were outstanding, require an adjustment to the “Conversion Rate” (as defined in the Indenture) pursuant to the Indenture.

(n)          DTC.  The Notes will be eligible for clearance and settlement through DTC.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

5.          Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, the Disclosure Package and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters and the fees and expenses of any transfer agent or trustee for the Notes, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) all filing fees incurred in connection with the review and qualification of the offering of the Notes by FINRA (including related fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith), provided that the reasonable fees of counsel for the Underwriters relating to subclause (vi) and (vii) of this Section 5 shall not exceed $10,000, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses of any depository and any nominee thereof in connection with the Notes and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

It is understood, however, that, except as provided in this Section 5 or Sections 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering and sale of the Notes.

If (i) the Company for any reason fails to tender the Notes of delivery to the Underwriters or (ii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than by termination of this Agreement pursuant to Section 8), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6.          Indemnification and Contribution.

(a)          Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, employees, partners, members and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any electronic road show, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)          Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information consists of the following: the names of the Underwriters on the cover page of and under the caption “Underwriting” in the Prospectus, the last paragraph on the cover page of the Prospectus, the concession figure appearing in the fifth paragraph under the caption “Underwriting,” the paragraph relating to stabilization by the Underwriters under the caption “Underwriting,” the third sentence in the eighth paragraph under the caption “Underwriting” and the eleventh and twelfth paragraphs under the caption “Underwriting.”

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnifying Person, be counsel to the Indemnifying Person), and after notice from the Indemnifying Person to such Indemnifying Person of its election so to assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person under this section for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the Indemnified Person’s election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Indemnifying Person shall bear the reasonable fees, costs and expenses of such separate counsel unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Wells Fargo Securities, LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any pending or threatened action or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith by the Indemnified Person more than 90 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution.  If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.          Default by an Underwriter.

(a)          If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters shall use their reasonable best efforts to arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms.  If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 7, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally or in the Common Stock of the Company listed on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or proceed with the offering of the Notes.

9.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes.  The provisions of Sections 5 and 6 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10.          Notices.  All notices and other communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them at: Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918) and Evercore Group L.L.C., 55 East 52nd Street New York, NY 10055, Attention: Equity Capital Markets or (b) if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North Suite 400, Houston, Texas 77043, Facsimile Number: (281) 618-0505, Attention: General Counsel, with a copy (which shall not constitute notice) to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Facsimile Number: (713) 229-7778, Attention: Gene J. Oshman.

11.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.          No Fiduciary Duties; Agreement Complete.

(a)          The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b)          The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          As used in this Section 14:

(i)          “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following: a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82; a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)          “U.S. Special Resolution Regime” means each of the Federal Deposit Insurance Act and the regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.          Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Evercore Group L.L.C. and Wells Fargo Securities, LLC, on behalf of the Underwriters, and any such action taken by Evercore Group L.L.C. and Wells Fargo Securities, LLC shall be binding upon the Underwriters.

16.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.          Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

18.          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19.          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.          Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Erik Staffeldt
Name:	Erik Staffeldt
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED as of the date first above written:

As Representatives of the several Underwriters
named in Schedule I herein
WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

EVERCORE GROUP L.L.C.

By:	/s/ Crystal A. Simpson
	Name:	Crystal A. Simpson
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$ 88,460,000
Evercore Group L.L.C.	88,460,000
Raymond James & Associates, Inc.	9,231,000
ING Financial Markets LLC	3,847,000
Regions Securities LLC	3,847,000
BBVA Securities Inc.	2,308,000
HSBC Securities (USA) Inc.	2,308,000
BTIG, LLC	1,539,000
Total	$ 200,000,000

SCHEDULE II

Issuer Free Writing Prospectuses

Final Term Sheet, as set forth in Schedule III.

SCHEDULE III

Pricing Term Sheet dated August 11, 2020

HELIX ENERGY SOLUTIONS GROUP, INC.
$200 MILLION 6.75% CONVERTIBLE
SENIOR NOTES DUE 2026

The information in this pricing term sheet supplements Helix Energy Solutions Group, Inc.’s preliminary prospectus supplement, dated August 11, 2020 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.  Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Prospectus Supplement.  As used in this pricing term sheet, “Issuer,” “we,” “our” and “us” refer to Helix Energy Solutions Group, Inc. and not to its subsidiaries.

Summary of Terms for Issuance

Issuer:	Helix Energy Solutions Group, Inc.

Security:	6.75% Convertible Senior Notes due 2026.

Trading Symbol of Common Stock:	The Issuer’s common stock is listed on the NYSE under the symbol “HLX.”

Principal Amount:	$200 million.

Issue Price:	100% plus accrued interest, if any, from the Settlement Date.

Use of Proceeds:
The Issuer estimates that its net proceeds from the sale of the notes will be approximately $192.5 million after deducting the underwriting fees and all estimated offering expenses that are payable by the Issuer.

The Issuer intends to use approximately $10.5 million of the net proceeds to fund the cost of entering into the capped call transactions described in the Preliminary Prospectus Supplement. The Issuer expects to use approximately $183 million (or approximately $186 million with accrued interest), consisting of the remainder of the net proceeds together with cash on hand, to repurchase approximately $90 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2022 and approximately $95 million aggregate principal amount of its 4.125% Convertible Senior Notes due 2023 in privately negotiated transactions effected through one of the underwriters or its affiliate, as the Issuer’s agent.

Capped Price:
The cap price of the capped call transactions will initially be $8.4175 per share of the Issuer’s common stock, which represents a premium of 75% over the closing price of the Issuer’s common stock on the New York Stock Exchange of $4.81 per share on August 11, 2020, and is subject to certain adjustments under the terms of the capped call transactions. See “Description of the Concurrent Capped Call Transactions” in the Preliminary Prospectus Supplement.

Trade Date:	August 12, 2020.

Settlement Date:	August 14, 2020.

Maturity Date:	February 15, 2026, unless earlier redeemed, repurchased or converted.

Interest Rate:	6.75% per annum.

NYSE Last Reported Sale Price per Share on August 11, 2020:	$4.81.

Premium:	Approximately 45% above the NYSE Last Reported Sale Price per Share on August 11, 2020.

Initial Conversion Price:	Approximately $6.97 per share of HLX common stock.

Initial Conversion Rate:	143.3795 shares of HLX common stock per $1,000 principal amount.

Interest Payment Dates:	Semi-annually in arrears on February 15 and August 15 of each year, starting on February 15, 2021.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change:

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related make-whole conversion period, then, subject to the provisions described in the Preliminary Prospectus Supplement under the caption “Description of Notes—Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation, as described below) to the effective date and the applicable price of such make-whole fundamental change:

	Applicable Stock Price
Effective Date	$4.81	$6.00	$6.97	$8.00	$9.07	$12.00	$15.00	$20.00	$40.00	$60.00	$80.00	$100.00
August 14, 2020	64.5207	46.1183	37.1851	30.7763	26.0628	18.1950	13.6533	9.2460	2.8443	0.9457	0.2316	0.0000
February 15, 2021	64.5207	44.2467	35.3529	29.0825	24.5402	17.0833	12.8280	8.7120	2.7143	0.9132	0.2269	0.0000
February 15, 2022	64.5207	40.1117	31.2166	25.2263	21.0628	14.5375	10.9307	7.4635	2.3838	0.8197	0.2051	0.0000
February 15, 2023	64.5207	35.5500	26.4433	20.7113	16.9835	11.5650	8.7087	5.9815	1.9620	0.6935	0.1773	0.0000
February 15, 2024	64.5207	30.6400	20.8666	15.3500	12.1665	8.1208	6.1313	4.2380	1.4295	0.5222	0.1354	0.0000
February 15, 2025	64.5207	25.5650	14.0043	8.7375	6.4300	4.1742	3.1680	2.2050	0.7680	0.2945	0.0793	0.0000
February 15, 2026	64.5207	23.2867	0.0933	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•
if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, the Issuer will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365- or 366-day year, as applicable;

•
if the actual applicable price is greater than $100.00 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), the Issuer will not increase the conversion rate; and

•	if the actual applicable price is less than $4.81 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), the Issuer will not increase the conversion rate.

However, the Issuer will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 207.9002 shares of the Issuer’s common stock per $1,000 principal amount of notes. The Issuer will adjust this maximum conversion rate in the same manner in which, and for the same events for which, the Issuer must adjust the conversion rate as described in the Preliminary Prospectus Supplement under the caption “Description of Notes —Adjustments to the Conversion Rate.”

CUSIP/ISIN:	42330P AK3 / US42330PAK30.

Joint Book-Running Managers:	Wells Fargo Securities, LLC and Evercore Group L.L.C.

Co-Managers:	Raymond James & Associates, Inc. ING Financial Markets LLC Regions Securities LLC BBVA Securities Inc. HSBC Securities (USA) Inc. BTIG, LLC

Helix Energy Solutions Group, Inc. has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read each of these documents and the other documents filed with the SEC and incorporated by reference in such documents for more complete information about Helix Energy Solutions Group, Inc. and this offering.  Any offer will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, Telephone: 800-326-5897, Email: cmclientsupport@wellsfargo.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, New York 10055, Telephone: 888-474-0200, Email: ecm.prospectus@evercore.com.  Electronic copies of the prospectus and prospectus supplement may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.

This pricing term sheet does not constitute an offer to sell or a solicitation of an offer to buy any notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE IV

Material Subsidiaries

Name of Subsidiary	Jurisdiction of Formation
Cal Dive I-Title XI, Inc.	Texas
Helix Robotics Solutions, Inc.	Texas
Helix Robotics Solutions International Corp.	Texas
Helix Robotics Solutions Limited	Scotland
Helix Offshore International Holdings S.à r.l.	Grand Duchy of Luxembourg
Helix Offshore Ltd.	Cayman Islands
Helix Q5000 Holdings S.à r.l.	Grand Duchy of Luxembourg
Helix Offshore Services Limited	Scotland
Helix Well Ops Inc.	Texas
Helix Well Ops (U.K.) Limited	Scotland

SCHEDULE V

Subsidiaries of the Company

Name	Jurisdiction of Organization	Type of Entity
Cal Dive I-Title XI, Inc.	Texas	Corporation
Deepwater Abandonment Alternatives, Inc.	Texas	Corporation
Energy Resource Technology (U.K.) Limited	Scotland	Limited Company
ERT Camelot Limited	Scotland	Limited Company
Helix Robotics Solutions, Inc.	Texas	Corporation
Helix Robotics Solutions International Corp.	Texas	Corporation
Helix Robotics Solutions Limited	Scotland	Limited Company
Helix do Brasil Serviços de Petróleo Ltda	Brazil	Limited Liability Company
Helix Energy Solutions (U.K.) Limited	Scotland	Limited Company
Helix Group Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Offshore Crewing Services Limited	Scotland	Limited Company
Helix Offshore Crewing Services PTE. Ltd.	Singapore	Private Limited Company
Helix Offshore International Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Offshore International, Inc.	Texas	Corporation
Helix Offshore Ltd.	Cayman Islands	Exempted Company Incorporated with Limited Liability
Helix Offshore Holdings Ltd.	Cayman Islands	Exempted Company Incorporated with Limited Liability
Helix Offshore Services A.S.	Norway	Limited Company
Helix Offshore Services Limited	Scotland	Limited Company
Helix Offshore Services S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Oil & Gas (U.K.) Limited	Scotland	Limited Company
Helix Property Corp.	Texas	Corporation
Helix Q5000 Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Q7000 Vessel Holdings S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Subsea Construction, Inc.	Delaware	Corporation
Helix Vessel Finance S.à r.l.	Grand Duchy of Luxembourg	Private Limited Liability Company
Helix Well Ops Inc.	Texas	Corporation
Helix Well Ops (U.K.) Limited	Scotland	Limited Company
Independence Hub, LLC (20%)	Delaware	Limited Liability Company
Kommandor LLC	Delaware	Limited Liability Company
Offshore Well Services, S. de R.L. de C.V.	Mexico	Limited Liability Company
Subsea Technologies (Aberdeen) Limited (70%)	Scotland	Limited Company
Subsea Technologies Group Limited (70%)	Scotland	Limited Company
Subsea Technologies Limited (70%)	Scotland	Limited Company
Subsea Technologies (UK) Limited (70%)	Scotland	Limited Company

SCHEDULE VI

Lock-up Signatories

•	Owen Kratz	President and Chief Executive Officer
•	Erik Staffeldt	Executive Vice President and Chief Financial Officer
•	Scotty Sparks	Executive Vice President and Chief Operating Officer
•	Ken Neikirk	Senior Vice President, General Counsel and Corporate Secretary
•	William L. Transier	Chairman of the Board
•	Amy H. Nelson	Director
•	Amerino Gatti	Director
•	John V. Lovoi	Director
•	Jan A. Rask	Director
•	James A. Watt	Director

EXHIBIT A

Form of Lock-up Agreement

August 11, 2020

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Evercore Group L.L.C.
55 East 52nd Street
New York, NY 10055

Helix Energy Solutions Group, Inc., Lock-Up Agreement

Ladies and Gentlemen:

This letter (the “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and Wells Fargo Securities, LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein, relating to the offering by the Company of its Convertible Senior Notes due 2026 (the “Notes”) in an aggregate principal amount of up to $200 million. Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of Wells Fargo Securities, LLC during the period from the date hereof until sixty (60) days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. The foregoing sentence shall not apply to: (1) the transfer the undersigned’s shares of a Relevant Security as a bona fide gift or gifts, including by will or intestacy, and transfers by testate or intestate succession; (2) the transfer of the undersigned’s shares of a Relevant Security to its affiliates, as such term is defined in Rule 405 under the Securities Act; (3) the transfer of the undersigned’s shares of a Relevant Security to any family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or the family of the undersigned; provided that any such transfer shall not involve a disposition for value; (4) the transfer of the undersigned’s shares of a Relevant Security with the written consent of Wells Fargo Securities, LLC; (5) transactions in Relevant Securities acquired in the open market after the completion of the offering; provided that with respect to any sale or other disposition of such Relevant Securities, no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of such Relevant Securities acquired in such open market transactions (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A)); or (6) (i) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act or (ii) sales pursuant to any Plan currently in effect on the date hereof; provided, however, that with respect to clause (i) no sales of Relevant Securities shall be made pursuant to a Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, with respect to clause (i) that the Company is not required to report the establishment of such Plan in any public report or filing with the Securities and Exchange Commission (the “Commission”) under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Plan. Notwithstanding the foregoing, in the case of any transfer pursuant to (1) through (4) above, each resulting transferee or (trustee, as applicable) of Relevant Securities shall execute and deliver to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto.

Nothing in this Agreement shall prohibit (i) any grant or exercise of options to purchase a Relevant Security or (ii) any vesting or exercise of any other equity-based awards, in each case pursuant to the Company’s or subsidiary’s option plans, other equity incentive plans or any other plan or agreement described in the prospectus included or incorporated by reference in the registration statement with respect to the Notes, and the withholding of Relevant Securities by the Company for the payment of taxes due upon such exercise or vesting, provided that any Relevant Securities received upon such exercise or vesting will also be subject to this Agreement.

As used herein, (i) “Relevant Security” means the common stock (the “Common Stock”), any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security, and (ii) “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Wells Fargo Securities, LLC, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name: